P.O. BOX 3795 HOUSTON, TEXAS 77253 TEL (713) 497-3000 FAX (713) 497-5503

For more information: www.rrienergy.com	Laurie Fickman, Media Relations: (713) 497-7720 Dennis Barber, Investor Relations: (713) 497-3042

For immediate release

RRI Energy Creates Office of the CEO
Announces Senior Management Changes

HOUSTON – May 27, 2009 – RRI Energy, Inc. (NYSE: RRI) today announced that the company has formed an Office of the CEO, led by Mark Jacobs, president and chief executive officer of RRI Energy. The office will be comprised of three RRI senior executives in addition to Jacobs: Rick Dobson, executive vice president and chief financial officer; Michael L. Jines, senior vice president, general counsel and corporate secretary; and Rogers Herndon, senior vice president, Strategic Planning and Business Development. The Office of the CEO will be responsible for the company’s strategic direction and priorities and will allow RRI to better leverage its senior leadership in order to position the company for success.

“With the repositioning of RRI Energy as a standalone wholesale merchant generator, it is appropriate to adjust our management structure to ensure that we have the right people in the right roles to execute the company’s go-forward strategy,” said Jacobs. “Mike, Rick and Rogers have demonstrated extraordinary leadership during a challenging time. I am pleased to have their continued commitment in their expanded roles as we move the company forward for the benefit of all our stakeholders,” Jacobs said.

In connection with the company’s new management structure, Brian Landrum, executive vice president and chief operating officer and Charles Griffey, senior vice president of Regulatory Affairs, have resigned.  The company does not intend to seek replacements for these positions. In addition, Suzanne L. Kupiec, senior vice president and chief Risk and Compliance officer, is resigning in order to spend time with her two young children. Jines will assume the role of chief compliance officer. Dobson will temporarily assume the role of chief risk officer while the company conducts a search.

Jacobs added, “On behalf of our entire board of directors, I would like to express our sincere appreciation to Brian, Suzie and Charles for their years of service and many contributions to RRI Energy. RRI has benefited from their collective wisdom and experience and we wish them all continued success in the future.”

On May 1, 2009, the company completed the sale of its Texas retail business to NRG Energy. In addition, the company successfully completed the sale of its Northeastern retail electric business late last year. RRI Energy is now one of the largest independent power producers in the nation with more than 14,000 megawatts of power generation capacity across the United States.

About RRI Energy, Inc.
RRI Energy, Inc. (NYSE:RRI) based in Houston, provides electricity to wholesale customers in the United States. The company is one of the largest independent power producers in the nation with more than 14,000 megawatts of power generation capacity across the United States. These strategically located generating assets use natural gas, fuel oil and coal. For more information, visit http://www.rrienergy.com. RRI Energy routinely posts all important information on its Web site.

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that contain projections, estimates or assumptions about the outcome of pending legal actions, our revenues, margins, capital structure and other financial items, and our plans and objectives for future operations or about our future economic performance, transactions, dispositions, financings or offerings. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words. However, the absence of these words does not mean that the statements are not forward-looking.

Actual results may differ materially from those expressed or implied by forward-looking statements as a result of many factors or events, including, but not limited to, legislative, regulatory and/or market developments, the outcome of pending lawsuits, governmental proceedings and investigations, the effects of competition, financial market conditions, access to capital, the timing and extent of changes in commodity prices and interest rates, weather conditions and other factors we discuss or refer to in the “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Each forward-looking statement speaks only as of the date of the particular statement and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.